Exhibit 99.4

Jeff Eliot Margolis

[******]

April 12, 2023

RespireRx Pharmaceuticals Inc.

126 Valley Road

Suite C

Glen Rock NJ 07452

Attn: Mr. Arnold S. Lippa, Interim President, Interim Chief Executive Officer and Chief Scientific Officer

Dear Sir/Madam,

I am the owner of 2,100 shares of Series J Convertible Preferred Stock pursuant to that certain Exchange Agreement dated April 12, 2023. Please be advised that I wish to immediately transfer all 2,100 shares of the Series J Convertible Preferred Stock to one trust in the amount and in the Trust name described below.

Number of shares to transfer	Name of Trust
2,100	Jeff Eliot Margolis 2016 Trust, Dawn Gross Margolis, Trustee

Thank you for your prompt attention to this matter.

Sincerely,

Jeff Eliot Margolis

Accepted for RespireRx Pharmaceuticals Inc.

/s/ Arnold Lippa
Arnold Lippa
Interim President, Interim Chief Executive Officer, Chief Scientific Officer